UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2017

SUMMIT HOTEL PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	001-35074 (Commission File Number)	27-2962512 (I.R.S. Employer Identification No.)

12600 Hill Country Boulevard, Suite R-100
Austin, Texas 78738
(Address of Principal Executive Offices) (Zip Code)

(512) 538-2300
(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Modification of Purchase Agreement

As previously disclosed by Summit Hotel Properties, Inc. (“Summit”) in a Current Report on 8-K filed on February 16, 2016, and a Current Report on 8-K filed on January 6, 2017, Summit Hotel OP, LP, the operating partnership of Summit and certain affiliated entities (collectively, the “Company”) and American Realty Capital Hospitality Portfolio SMT ALT, LLC (“ARCH Purchaser”), an affiliate of American Realty Capital Hospitality Trust, Inc. (“ARCH”) entered into a letter agreement (the “Reinstatement Agreement”) to reinstate the Real Estate Purchase and Sale Agreement, dated as of June 2, 2015, (the “Purchase Agreement”) in its entirety, except as modified by the Reinstatement Agreement and further amended by the 2017 Letter Agreement defined below.

Pursuant to the Purchase Agreement, the ARCH Purchaser has the right to acquire from the Company fee simple interests in the eight hotels (the “Remaining Hotels”) listed below containing a total of 741 guestrooms for an aggregate purchase price of $77.2 million with a closing that was required to occur by January 10, 2017. On January 10, 2017, the Company and ARCH Purchaser entered into a letter agreement to extend the required closing date of the Purchase Agreement to January 12, 2017.

The Company continues to have the right to market and ultimately sell, without the consent of the ARCH Purchaser, any or all of the Remaining Hotels to a bona fide third party purchaser that is not an affiliate of the Company.  If the Company sells some, but not all, of the Remaining Hotels to a bona fide third party purchaser, then the purchase price to be paid by the ARCH Purchaser for the Remaining Hotels will be reduced accordingly.

Hotel	Location	Number of Rooms
Residence Inn	Jackson, MS	100
Courtyard by Marriott	Germantown, TN	93
Courtyard by Marriott	Jackson, MS	117
Fairfield Inn & Suites	Germantown, TN	80
Residence Inn	Germantown, TN	78
Staybridge Suites	Ridgeland, MS	92
Homewood Suites	Ridgeland, MS	91
Courtyard by Marriott	El Paso, TX	90
		741

On January 12, 2017, the Company and the ARCH Purchaser entered into a letter agreement (the “2017 Letter Agreement”) to amend the terms of the Purchase Agreement as follows:

The closing date of the sale of the Remaining Hotels, except the Courtyard by Marriott, El Paso, TX (the “El Paso Courtyard”), is scheduled to occur on or before April 27, 2017 (the “Closing Date”), or at such later date as the closing may be adjourned or extended in accordance with the express terms of the Reinstatement Agreement. The closing date for the El Paso Courtyard is scheduled to occur on October 24, 2017 (the “El Paso Closing Date”).  If, on the El Paso Closing Date, the El Paso Courtyard is under contract to be sold to a bona fide third party purchaser that is not an affiliate of the Company, the ARCH Purchaser will not be obligated to the purchase the hotel.

Modification of $27.5 Million Loan Agreement

On January 12, 2017, Summit Hotel OP, LP (the “Operating Partnership”) and ARCH entered into a First Amendment to Loan Agreement modifying the terms of the loan agreement entered into by the Operating Partnership and ARCH on February 11, 2016 (the “Loan Agreement”).

The entire principal amount of the loan, and any accrued and unpaid interest, will be due and payable on February 11, 2018 (the “Maturity Date”), unless extended pursuant to the Loan Agreement. Any payment-in-kind (“PIK”) interest accrued as of January 12, 2017, under the terms of the Loan Agreement will be deferred until the earlier of the Closing Date or the termination of the Purchase Agreement as the result of a breach by the ARCH Purchaser. However, if the sale of the Remaining Hotels occurs on the Closing Date, the entire principal amount of the loan and any accrued and unpaid interest, including the PIK interest accrued through the Closing Date, will be due and payable on the Closing Date. If the sale of the Remaining Hotels does not occur on the Closing Date, ARCH is required to immediately pay the outstanding PIK accrued through February 11, 2017, and to repay a portion of the outstanding principal balance of the loan in an aggregate amount of $2.0 million, to be paid in two equal installments of $1.0 million, on the last day of August and September 2017. The loan may be prepaid in whole or in part at any time by ARCH without payment of any penalty or premium. ARCH shall be deemed to be in default of the Second Loan Agreement (as defined below) if it is in default under the terms of the Loan Agreement.

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Execution of $3.0 Million Loan Agreement (the “Second Loan”)

On January 12, 2017, the Operating Partnership, as lender, entered into a loan agreement with ARCH, as borrower, which provides for a loan by the Operating Partnership to ARCH in the amount of $3.0 million (the “Second Loan Agreement”).  The proceeds of the Second Loan will be deemed as consideration for the 2017 Letter Agreement, but shall not be collectible by the Operating Partnership unless the Purchase Agreement is terminated as a result of a breach by the ARCH Purchaser.

The entire principal amount of the Second Loan, and any accrued and unpaid interest, shall be due and payable on July 31, 2017 (the “Maturity Date”). However, if the sale of the Remaining Hotels occurs on the Closing Date, the entire principal amount of the Second Loan shall be deemed paid in full and ARCH shall have no further obligations to the Operating Partnership except for payment of any unpaid interest accrued and payable as of the Closing Date. If the sale of the Remaining Hotels does not occur on the Closing Date, ARCH is required to repay the principal amount of the Second Loan in installments of $1.0 million on the last day of each of May, June and July 2017. The Second Loan may be prepaid in whole or in part at any time, without payment of any penalty or premium. The ARCH Borrower shall be deemed to be in default of the Loan Agreement if it is in default of the Second Loan Agreement.

Interest will accrue on the unpaid principal balance of the Second Loan at a rate of 13.0% per annum from the date of the Second Loan to February 11, 2017, and at 14.0% per annum from February 11, 2017, to the earlier of the Closing Date or the Maturity Date. An amount equal to 9.0% per annum is to be paid monthly beginning January 31, 2017.  The remaining 4.0%, 5.0% and any other unpaid interest, as the case may be, will accrue and be compounded monthly.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Letter Agreement, dated as of January 10, 2017, by and among Summit Hotel OP, LP and certain affiliated entities, and American Realty Capital Hospitality Portfolio SMT ALT, LLC.

10.2	Letter Agreement, dated as of January12, 2017, by and among Summit Hotel OP, LP and certain affiliated entities, and American Realty Capital Hospitality Portfolio SMT ALT, LLC.

10.3	First Amendment to Loan Agreement, dated as of January 12, 2017, between American Realty Capital Hospitality Trust, Inc. and Summit Hotel OP, LP.

10.4	$3.0 million Loan Agreement, dated as of January 12, 2017, between American Realty Capital Hospitality Trust, Inc. and Summit Hotel OP, LP.

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Forward Looking Statements

The Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are based upon the Company’s expectations and are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. These statements relate to, among other things, the Company’s pending sale of the remaining eight hotels to the ARCH Purchaser pursuant to the Purchase Agreement. No assurances can be given that the sale of the remaining eight hotels to the ARCH Purchaser pursuant to the Purchase Agreement will be completed when expected, on the terms described or at all. The completion of the sale of the remaining eight hotels pursuant to the Purchase Agreement is subject to certain conditions, which are beyond the control of the Company, including, without limitation, general economic conditions, market conditions and other factors, including those set forth in the Risk Factors section of the Company’s periodic reports and other documents filed with the Securities and Exchange Commission (the “SEC”). Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements after the date of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.

	By:	/s/ Christopher R. Eng
Christopher R. Eng
Date: January 13, 2017		Executive Vice President, General Counsel, Chief Risk Officer and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement dated as of January 10, 2017, by and among Summit Hotel OP, LP and certain affiliated entities, and American Realty Capital Hospitality Portfolio SMT ALT, LLC.

10.2	Letter Agreement dated as of January 12, 2017, by and among Summit Hotel OP, LP and certain affiliated entities, and American Realty Capital Hospitality Portfolio SMT ALT, LLC.

10.3	First Amendment to Loan Agreement dated as of January 12, 2017, between American Realty Capital Hospitality Trust, Inc. and Summit Hotel OP, LP.

10.4	$3.0 million Loan Agreement dated as of January 12, 2017, between American Realty Capital Hospitality Trust, Inc. and Summit Hotel OP, LP.

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